Exhibit 99.3

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Exxon Mobil Corporation (“ExxonMobil”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”), in connection with the Agreement and Plan of Merger, dated as of October 10, 2023, by and among Pioneer Natural Resources Company, ExxonMobil, and SPQR, LLC (as it may be amended from time to time, the “Merger Agreement”), and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person anticipated to become a director of ExxonMobil at the Effective Time (as such term is defined in the Merger Agreement), and to the filing of this consent as an exhibit to the Registration Statement.

Date: November 21, 2023

/s/ Scott D. Sheffield
Scott D. Sheffield